UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On February 21, 2007, Getty Images, Inc. (“Getty Images”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) with MediaVast, Inc. (“MediaVast”), MV Acquisition Corporation, a wholly-owned subsidiary of Getty Images (“MV Acquisition”), and Jason Nevader, as representative of the MediaVast securityholders. Pursuant to the Agreement, MV Acquisition will merge with and into MediaVast and MediaVast will be the surviving corporation and become a wholly-owned subsidiary of Getty Images (the “Acquisition”). The aggregate consideration payable by Getty Images pursuant to the Agreement is $202,000,000, subject to adjustments based on MediaVast’s cash and cash equivalents and net assets as of the closing date of the Acquisition.

The Agreement contains customary representations, warranties and covenants. With the exception of certain matters, the indemnification obligations of the securityholders of MediaVast for breaches of representations and warranties will be subject to a cap of $30,000,000, and also to the satisfaction of a $625,000 aggregate loss threshold after which Getty Images will be permitted to recover its aggregate losses in excess of $250,000. The representations and warranties of MediaVast will survive for two years following the closing date of the Acquisition, with the exception of those representations and warranties addressing tax matters which will survive for seven years. On the closing date, $30,000,000 of the aggregate consideration will be deposited into an escrow fund to secure the indemnification obligations of the securityholders of MediaVast.

The Acquisition has been approved by the boards of directors of Getty Images and MediaVast. Stockholders of MediaVast holding a sufficient number of shares of MediaVast capital stock have adopted the Agreement and approved the Acquisition.

The Agreement contains certain customary termination rights in favor of each of Getty Images and MediaVast. The consummation of the Acquisition is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended. The Acquisition is expected to close during the first calendar quarter of 2007.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to an Amended Current Report on Form 8-K/A within four days of execution of the Agreement. We encourage you to read the Agreement for a more complete understanding of the Acquisition.

No representation, warranty, covenant or agreement described above or contained in the Agreement is, or should be construed as, a representation or warranty by Getty Images to any investor or a covenant or agreement of Getty Images with any investor. The representations, warranties, covenants and agreements contained in the Agreement are solely for the benefit of Getty Images and MediaVast and are qualified by disclosures between the parties.

ITEM 7.01.	Regulation FD Disclosure.

On February 22, 2007, Getty Images issued a press release announcing the Acquisition, a copy of which is furnished with this report as Exhibit 99.1. Neither the information in Section 7.01 of this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: February 22, 2007